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                                                                 Exhibit 4(u)(i)

(CUNA MUTUAL GROUP LOGO)

CUNA MUTUAL INSURANCE SOCIETY

                  GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER
                      WITH MINIMUM GUARANTEE DEATH BENEFIT

RIDER SECTION 1.                                  DEFINITIONS
---------------------------   --------------------------------------------------
1.1  WHAT ARE THE MOST        BENEFIT ALLOCATION MODEL - one or more specific
     COMMONLY USED TERMS      investment options or purchase payment allocation
     AND WHAT DO THEY MEAN?   models that we will use to provide the guarantee
                              described by this rider. The benefit allocation
                              model selected is shown on the Rider Data Page.

                              EXCESS WITHDRAWAL - a withdrawal that either by itself or when added to all other withdrawals during a rider year, exceeds the guaranteed annual lifetime withdrawal amount. The amount that is in excess of the guaranteed annual lifetime withdrawal amount is considered the excess withdrawal amount. See Rider Section 7.1.

                              GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT - the maximum guaranteed withdrawal amount available to be withdrawn each rider year while an annuitant is alive.

                              GUARANTEED WITHDRAWAL - specified annual withdrawal(s) that can be made each rider year regardless of your contract value.

                              LIFETIME BENEFIT BASIS - the value used to determine the guaranteed annual lifetime withdrawal amount. It may increase annually until withdrawals begin as described in Rider Section
                              6.4. It will be reduced if an excess withdrawal occurs and the withdrawal(s) during a rider year are more than the guaranteed annual lifetime withdrawal amount. See Rider Section 7.2.

                              RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                              RIDER ISSUE DATE - the date shown on the Rider
                              Data Page that is used to determine rider years and rider anniversaries.

                              RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                              STEP-UP ANNIVERSARY - the same day and month as the step-up date, for each year following a step-up in the lifetime benefit basis.

                              STEP-UP DATE - the date that a step-up in the lifetime benefit basis occurs, as described in Rider Section 6.3.

                              WINDOW PERIOD - the period of time that additional
                              purchase payment(s) made may be included in the
                              lifetime benefit basis. The window period, if any,
                              is shown on the Rider Data Page.
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
RIDER SECTION 2.                              GENERAL INFORMATION
---------------------------   --------------------------------------------------
2.1  WHAT IS OUR AGREEMENT    Our agreement with you includes this rider as a
     WITH YOU?                part of the contract to which it is attached. The
                              provisions of the contract apply to this rider
                              unless they conflict with the rider. If there is a
                              conflict, the rider provision will apply. Nothing
                              in this rider is intended to override the Death of
                              Annuitant and/or Owner provisions of the contract
                              to which this rider is attached; and in all events
                              this rider will be interpreted in a manner
                              consistent with Section 72(s) of the Internal
                              Revenue Code.
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
                              The issue date for this rider is shown on the
                              Rider Data Page.

                              We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2  WHAT ARE THE             To be eligible for this rider the annuitant (both
     ELIGIBILITY              annuitants if joint annuitants) must be younger
     REQUIREMENTS AND THE     than 55 and no older than age 85 on the rider
     BENEFIT PROVIDED BY      issue date. This rider is not available if the
     THIS RIDER?              plan type for the policy to which this rider is
                              attached is a Beneficiary IRA.

                              Once issued, this rider provides for a guaranteed lifetime withdrawal benefit and enhanced death benefit as described in this rider.

2.3  ARE THERE ANY            In order to provide the guarantee described by
     INVESTMENT               this rider, we require use of an available benefit
     RESTRICTIONS?            allocation model for your contract value and for
                              allocation of your net purchase payments. A
                              transfer of contract value or change in allocation
                              to an investment option other than an available
                              benefit allocation model is a violation of the
                              investment restrictions.

                              Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                   a.)  add benefit allocation models without
                                        prior notice;

                                   b.)  remove or substitute benefit allocation
                                        models; and

                                   c.)  substitute investment options within an
                                        available benefit allocation model.

                              You will be notified in advance of any
                              substitution, removal or change to a benefit allocation model that you selected.

2.4  WHAT HAPPENS IF THE      If the investment restrictions are violated during
     INVESTMENT               the minimum charge period:
     RESTRICTIONS ARE
     VIOLATED?                     a.)  this rider will automatically terminate
                                        on the last day of the minimum charge
                                        period as shown on the Rider Data Page;

                                   b.)  the lifetime benefit basis will be the
                                        lifetime benefit basis as of the
                                        valuation day immediately preceding the
                                        violation for the sole purpose of
                                        calculating the rider charge from the
                                        date of the violation to the date of
                                        termination; and

                                   c.)  as of the date of the violation:

                                        1.)  the guaranteed lifetime withdrawal
                                             benefit described in Rider Section
                                             5 will be revoked, which means that
                                             any withdrawals thereafter are
                                             partial withdrawals under the
                                             contract only, and not guaranteed
                                             withdrawals under this rider;

                                        2.)  the step-up option described in
                                             Rider Section 6.3 will no longer be
                                             in effect nor can you elect the
                                             step-up the option if not
                                             previously in effect; and

                                        3.)  the simple interest benefit
                                             described in Rider Section 6.2 will
                                             no longer be in effect.

                              If the investment restrictions are violated on any date following completion of the minimum charge period, this rider will automatically terminate as of the date the violation occurred.

2.5  WHEN WILL THIS RIDER     Elective termination of this rider prior to the
     TERMINATE?               end of the minimum charge period is not allowed.
                              The minimum charge period is shown on the Rider
                              Data Page.
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
                              This rider will automatically terminate on the
                              earliest of:

                                   a.)  the payout date;

                                   b.)  the date due proof of death of the
                                        annuitant (last remaining annuitant, if
                                        joint annuitants) is received;

                                   c.)  the date there is a change of annuitant
                                        for any reason; or

                                   d.)  the date you surrender your contract.

                              This rider will also terminate if the investment
                              restrictions are violated. See Rider Section 2.4.
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
RIDER SECTION 3.                                 RIDER CHARGES
---------------------------   --------------------------------------------------
3.1  IS THERE A CHARGE FOR    There is an annual charge for this rider. The
     THIS RIDER?              annual charge is determined by multiplying the
                              current annual rider charge (shown on the Rider
                              Data Page) by the average daily lifetime benefit
                              basis for the prior contract year. The lifetime
                              benefit basis as of each calendar day will be used
                              to calculate the average daily lifetime benefit
                              basis for the prior contract year.

                              If you elect to step-up your lifetime benefit basis, the rider charge as of the step-up date will be equal to the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company. The rider charge will not exceed the maximum annual rider charge shown on the Rider Data Page. If the rider charge as of the step-up date is different than the current annual rider charge shown on the Rider
                              Data Page, we will notify you at least 60 days in advance. We will also send you a new Rider Data
                              Page showing the applicable rider charge.

                              During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                              The rider charge will also be deducted upon:

                                   a.)  full surrender of the contract;

                                   b.)  termination of the rider after
                                        expiration of the minimum charge period;

                                   c.)  payment of death proceeds; or

                                   d.)  the start of payments under an income
                                        payout option, if not on a contract
                                        anniversary.

                              Any charge for a partial year will be in
                              proportion to the number of days since the prior
                              contract anniversary.
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
RIDER SECTION 4.                        PURCHASE PAYMENTS AND TRANSFERS
---------------------------   --------------------------------------------------
4.1  CAN YOU CHANGE THE       You may change the allocation of subsequent net
     ALLOCATION OF NET        purchase payments to one of the other available
     PURCHASE PAYMENTS?       benefit allocation models at any time, without
                              charge by written request. Any change will be
                              effective at the time we receive your written
                              request. However, your contract value at the time
                              of such request must also be transferred to the
                              benefit allocation model selected.

                              Changing allocation to an investment option other
                              than an available benefit allocation model during
                              a benefit period is a violation of the investment
                              restrictions. See Rider Section 2.4, for a
                              description of the consequences of such violation.
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
4.2  HOW WILL ADDITIONAL      Additional purchase payments will increase your
     PURCHASE PAYMENTS MADE   lifetime benefit basis, subject to the following
     TO YOUR CONTRACT         requirements:
     AFFECT THE LIFETIME
     BENEFIT BASIS?                a.)  we must receive any additional purchase
                                        payments during the window period shown
                                        on the Rider Data Page; and

                                   b.)  the increase in your lifetime benefit
                                        basis is limited to the maximum window
                                        purchase payment amount shown on the
                                        Rider Data Page.

                              Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your lifetime benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your lifetime benefit basis.
                              Careful consideration should be given before making additional purchase payments that do not increase your lifetime benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

                              The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily lifetime benefit basis; therefore additional purchase payments that increase your lifetime benefit basis will also increase the annual charge for this rider.

4.3  CAN CONTRACT VALUE BE    You may transfer your contract value to any
     TRANSFERRED?             benefit allocation model that we make available.

                              Transferring your contract value to an investment
                              option other than an available benefit allocation
                              model is a violation of the investment
                              restrictions. See Rider Section 2.4 for a
                              description of the consequences of such violation.
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
RIDER SECTION 5.                    GUARANTEED LIFETIME WITHDRAWAL BENEFIT
---------------------------   --------------------------------------------------
5.1  WHAT IS THE GUARANTEED   The guaranteed lifetime withdrawal benefit
     LIFETIME WITHDRAWAL      guarantees that you may take guaranteed
     BENEFIT?                 withdrawals under this rider regardless of your
                              contract value.

                              Withdrawals under this rider are also partial withdrawals under the contract to which this rider is attached.

5.2  WHEN CAN GUARANTEED      You may begin making guaranteed withdrawals under
     WITHDRAWALS BE MADE?     this rider at any time on or after the rider issue
                              date.

5.3  WHAT AMOUNT CAN BE       You can withdraw up to the guaranteed annual
     WITHDRAWN UNDER THIS     lifetime withdrawal amount each rider year on or
     RIDER?                   after the rider issue date while at least one
                              annuitant is living.

                              The guaranteed annual lifetime withdrawal amount
                              is determined by multiplying the current lifetime
                              benefit basis by the annual lifetime withdrawal
                              benefit percentage shown on the Rider Data Page.
                              The percentage is based on the annuitant's current
                              age at the time the first withdrawal occurs
                              following the rider issue date. Current age means
                              the annuitant's age (youngest annuitant if joint
                              annuitants) as of his or her last birthday. The
                              annual lifetime withdrawal benefit percentage will
                              not change after your first withdrawal.
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
                              If you withdraw more than the guaranteed annual
                              lifetime withdrawal amount (an excess withdrawal),
                              the lifetime benefit basis will be adjusted and
                              the guaranteed annual lifetime withdrawal amount
                              will be reduced. See Rider Section 7.2.

5.4  WHAT HAPPENS IF A        If a guaranteed withdrawal under the terms of this
     GUARANTEED WITHDRAWAL    rider causes your contract value to be equal to or
     CAUSES YOUR CONTRACT     less than zero:
     VALUE TO BE EQUAL TO
     OR LESS THAN ZERO?            a.)  the accumulation period under your
                                        contract will end and the payout period
                                        will automatically begin;

                                   b.)  the remaining guaranteed withdrawals
                                        under this rider will occur under an
                                        income payout option that we make
                                        available for that purpose; and

                                   c.)  all other riders attached to your
                                        contract, if any, will terminate.

5.5  WHAT HAPPENS IF          If guaranteed withdrawals under the terms of this
     GUARANTEED WITHDRAWALS   rider continue past the anticipated payout date:
     CONTINUE PAST THE
     ANTICIPATED PAYOUT            a.)  we may not accept any additional
     DATE?                              purchase payments;

                                   b.)  your income payout date will be
                                        extended; and

                                   c.)  all other riders attached to your
                                        contract, if any, will terminate.

                              The anticipated payout date is the contract anniversary following the annuitant's (primary annuitant if joint annuitants) 85th birthday or 10 years from the contract issue date, if later.

RIDER SECTION 6.                            LIFETIME BENEFIT BASIS
---------------------------   --------------------------------------------------
6.1  HOW IS THE LIFETIME      The lifetime benefit basis as of the rider issue
     BENEFIT BASIS            date is shown on the Rider Data Page and is equal
     DETERMINED?              to:

                                   a.)  your initial purchase payment if this
                                        rider is issued at the same time your
                                        contract is issued; or

                                   b.)  your contract value as of the rider
                                        issue date if this rider is issued after your contract is issued; or

                                   c.) the continuation amount if this rider is issued as a result of spousal continuation.

                              The lifetime benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data Page); and it may increase on each rider anniversary that the simple interest benefit and/or the step-up option are in effect as described in Rider Section 6.4.

                              If an excess withdrawal occurs, your lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced.
                              See Rider Section 7.2.

6.2  WHAT IS THE SIMPLE       The simple interest benefit is a benefit that may
     INTEREST BENEFIT?        increase the lifetime benefit basis on each rider
                              anniversary that it is in effect (as described in
                              Rider Section 6.4).
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
                              This benefit is in effect on each of the first 10
                              rider anniversaries, provided no withdrawals have
                              occurred since the rider issue date. If a step-up
                              occurs on or prior to the 10th rider anniversary,
                              the benefit will continue in effect on each of the
                              10 rider anniversaries following the step-up,
                              provided no withdrawals have occurred since the
                              rider issue date. In no event will this benefit
                              remain in effect after the 20th rider anniversary.

                              This benefit will remain in effect until the earliest of:

                                   a.)  your first withdrawal following the
                                        rider issue date; or

                                   b.)  your 10th rider anniversary, if no
                                        step-ups have occurred as of that date;
                                        or

                                   c.) the 10th step-up anniversary of the last step-up that occurs on or prior to your 10th rider anniversary; or

                                   d.)  the date you violate the investment
                                        restrictions by electing to transfer
                                        your contract value or change your
                                        allocation to an investment option other than an available benefit allocation model.

                              Your lifetime benefit basis with simple interest is equal to a percentage of the lifetime benefit basis at the end of the first rider year (before any step-up increases) as follows:

                                 RIDER          LIFETIME BENEFIT BASIS (LBB)
                              ANNIVERSARY           WITH SIMPLE INTEREST
                              -----------   ------------------------------------
                                   1st      110% of LBB at end of 1st Rider Year
                                   2nd      120% of LBB at end of 1st Rider Year
                                   3rd      130% of LBB at end of 1st Rider Year
                                   4th      140% of LBB at end of 1st Rider Year
                                   5th      150% of LBB at end of 1st Rider Year
                                   6th      160% of LBB at end of 1st Rider Year
                                   7th      170% of LBB at end of 1st Rider Year
                                   8th      180% of LBB at end of 1st Rider Year
                                   9th      190% of LBB at end of 1st Rider Year
                                  10th      200% of LBB at end of 1st Rider Year
                                  11th      210% of LBB at end of 1st Rider Year
                                  12th      220% of LBB at end of 1st Rider Year
                                  13th      230% of LBB at end of 1st Rider Year
                                  14th      240% of LBB at end of 1st Rider Year
                                  15th      250% of LBB at end of 1st Rider Year
                                  16th      260% of LBB at end of 1st Rider Year
                                  17th      270% of LBB at end of 1st Rider Year
                                  18th      280% of LBB at end of 1st Rider Year
                                  19th      290% of LBB at end of 1st Rider Year
                                  20th      300% of LBB at end of 1st Rider Year

                              While the simple interest benefit is in effect, it
                              may increase your lifetime benefit basis (and
                              therefore your guaranteed withdrawals under this
                              rider); however, it will not increase your
                              contract value.
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
6.3  WHAT IS THE STEP-UP      The step-up option, if elected, is a benefit that
     OPTION?                  may increase the lifetime benefit basis on each
                              rider anniversary that it is in effect (as
                              described in Rider Section 6.4.

                              Once elected, the step-option will remain in effect until the earliest of the following:

                                   a.)  the rider anniversary on or following
                                        the annuitant's 85th birthday (the 85th
                                        birthday of the youngest annuitant, if
                                        joint annuitants);

                                   b.)  the date you terminate the option by
                                        written request; or

                                   c.)  the date you violate the investment
                                        restrictions by electing to transfer
                                        your contract value or change your
                                        allocation to an investment option other than an available benefit allocation model.

                              You may not re-elect the step-up option once it has been terminated. Step-ups will only be allowed if we are issuing new Guaranteed Lifetime
                              Withdrawal Benefit Riders on the step-up date.
                              Your annual report will indicate if the step-up option is in effect during the report period.

                              If you did not elect the automatic step-up option at the time of application, you may do so at a later date by written request. Step-ups will then begin automatically on the rider anniversary following receipt of your written request and will continue on each rider anniversary that the option is in effect.

6.4  HOW IS THE LIFETIME      On each rider anniversary that the simple interest
     BENEFIT BASIS            benefit and/or the step-up option are in effect,
     DETERMINED WHEN THE      the lifetime benefit basis will be determined as
     SIMPLE INTEREST OPTION   follows:
     AND/OR THE STEP-UP
     OPTION ARE IN EFFECT?         A.)  IF BOTH THE SIMPLE INTEREST BENEFIT AND
                                        THE STEP-UP OPTION ARE IN EFFECT, the
                                        lifetime benefit basis for that rider
                                        anniversary will be compared to the
                                        following amounts:

                                        1.)  the lifetime benefit basis with
                                             simple interest as of that rider
                                             anniversary (see the Simple
                                             Interest Benefit Chart on the Rider
                                             Data Page); and

                                        2.)  the current contract value as of
                                             that rider anniversary.

                                        If 1.) and/or 2.) is greater than the
                                        lifetime benefit basis for that rider
                                        anniversary, the lifetime benefit basis
                                        will be increased to be equal to the
                                        greatest amount.

                                        If both 1.) and 2.) are lower than the
                                        lifetime benefit basis for that rider
                                        anniversary, there will be no adjustment for that rider year and the lifetime benefit basis will remain unchanged.

                                   B.)  IF THE STEP-UP OPTION IS IN EFFECT, BUT
                                        THE SIMPLE INTEREST BENEFIT IS NOT IN
                                        EFFECT, the lifetime benefit basis for
                                        that rider anniversary will be compared
                                        to the current contract value as of that rider anniversary.

                                        If the contract value is greater than
                                        the lifetime benefit basis for that
                                        rider anniversary, the lifetime benefit
                                        basis will be increased (stepped-up) to
                                        be equal to the contract value.

                                        If the contract value is equal to or
                                        lower than the lifetime benefit basis
                                        for that rider anniversary, there will
                                        be no adjustment for
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
                                        that rider year and the lifetime benefit
                                        basis will remain unchanged.

                                   C.)  IF THE SIMPLE INTEREST BENEFIT IS IN
                                        EFFECT, BUT THE STEP-UP OPTION IS NOT IN
                                        EFFECT, the lifetime benefit basis for
                                        that rider anniversary will be compared
                                        to the lifetime benefit basis with
                                        simple interest as of that rider
                                        anniversary (see the Simple Interest
                                        Benefit Chart on the Rider Data Page).

                                        If the lifetime benefit basis with the
                                        simple interest is greater than the
                                        lifetime benefit basis for that rider
                                        anniversary, the lifetime benefit basis
                                        will be increased to be equal to the
                                        lifetime benefit basis with simple
                                        interest.

                                        If the lifetime benefit basis with
                                        simple interest is equal to or lower
                                        than the lifetime benefit basis for that rider anniversary, there will be no adjustment for that rider year and the lifetime benefit basis will remain unchanged.

6.5  WILL THE SIMPLE          The annual charge for this rider is determined by
     INTEREST BENEFIT         multiplying the current annual rider charge by the
     AND/OR THE STEP-UP       average daily lifetime benefit basis; therefore
     OPTION AFFECT THE        any increase to your lifetime benefit basis as a
     ANNUAL CHARGE FOR THIS   result of the simple interest benefit or step-up
     RIDER?                   option will also increase the annual charge for
                              this rider.

                              The rider charge on each rider anniversary that the step-up option is in effect may also differ from the current annual rider charge shown on the Rider Data Page. Any change in the current annual rider charge will also affect the annual charge for this rider. See Rider Section 3.1.

RIDER SECTION 7.                              EXCESS WITHDRAWALS
---------------------------   --------------------------------------------------
7.1  WHEN DOES AN EXCESS          An excess withdrawal occurs if:
     WITHDRAWAL OCCUR?
                                   a.)  the amount withdrawn during a rider year
                                        exceeds the guaranteed annual lifetime
                                        withdrawal amount; or

                                   b.)  the amount withdrawn, when added to
                                        prior withdrawals during a rider year,
                                        exceeds the guaranteed annual lifetime
                                        withdrawal amount.

                              The amount withdrawn during a rider year that is in excess of the guaranteed annual lifetime withdrawal amount is referred to as the "excess withdrawal amount".

7.2  WHAT HAPPENS IF AN       If an excess withdrawal occurs, the lifetime
     EXCESS WITHDRAWAL        benefit basis will be reset to equal the lesser
     OCCURS?                  of:

                                   a.) the contract value immediately following the withdrawal; or

                                   b.)  the previous lifetime benefit basis
                                        reduced dollar for dollar by:

                                        1.)  the total of all withdrawals to
                                             date during the current rider year,
                                             if the withdrawal is the first
                                             excess withdrawal to occur during
                                             the rider year; otherwise

                                        2.)  the amount of the withdrawal.

                              The guaranteed annual lifetime withdrawal amount will then be recalculated and reduced, based on the newly reset lifetime benefit basis.

                              We reserve the right to waive the excess
                              withdrawal treatment described above if the
                              withdrawals are scheduled withdrawals intended to
                              meet IRS required minimum distribution rules. The
                              current
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
                              prospectus will disclose if such waiver is in
                              effect and any detailed requirements for such
                              waiver.

                              The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily lifetime benefit basis; therefore any decrease to your lifetime benefit basis will also decrease the annual charge for this rider.

RIDER SECTION 8                             DEATH BENEFIT PROCEEDS
---------------------------   --------------------------------------------------
8.1  WHAT AMOUNT WILL BE      The amount that will be paid under this contract
     PAID AS DEATH BENEFIT    as death benefit proceeds is equal to the greater
     PROCEEDS DURING THE      of the following:
     ACCUMULATION PERIOD?
                                   a.)  the contract value as of the date due
                                        proof of death is received reduced by
                                        any applicable rider charges (calculated
                                        in proportion to the number of days
                                        since the prior contract anniversary for
                                        a partial year's charge); or

                                   b.)  the sum of your net purchase payments
                                        made as of the date due proof of death
                                        is received; minus an adjustment for
                                        each partial withdrawal made as of the
                                        date due proof of death is received. The adjustment for a partial withdrawal is equal to the partial withdrawal amount plus an additional adjustment if an excess withdrawal occurred as described in Rider Section 7.

                                        The additional adjustment for an excess
                                        withdrawal is equal to: (1) divided by
                                        (2); with that result multiplied by (3);
                                        and then finally reduced by (1), where:

                                        (1) = the excess withdrawal amount;

                                        (2) = the contract value immediately
                                              prior to the excess withdrawal;

                                        (3) = the sum of your net purchase
                                              payments immediately prior to the
                                              date the excess withdrawal
                                              occurred, less any adjustments
                                              already made for prior
                                              withdrawals.

                                        This additional adjustment for an excess withdrawal has the effect of increasing the total adjustment amount when (3) is greater than (2) and reducing the total adjustment amount when (3) is less than
                                        (2).

                              The death benefit proceeds described above will be reduced by any applicable premium expense charges not previously deducted.

CUNA Mutual Insurance Society


/s/ Jeff Post
President

                                RIDER DATA PAGE       CONTRACT NUMBER:  12345678

                     GUARANTEED LIFETIME WITHDRAWAL BENEFIT
                      WITH MINIMUM GUARANTEE DEATH BENEFIT

ANNUITANT                               ANNUITANT(S) ISSUE AGE(S)
[John Doe]                              [35]

CO-ANNUITANT                            CO-ANNUITANT'S ISSUE AGE
[Jane Doe]                              [35]

OWNER(S)                                RIDER ISSUE DATE
[John Doe]                              [October 31, 2007]

LIFETIME BENEFIT BASIS: [$100,000]

WINDOW PERIOD: [October 31, 2007 - October 31, 2008]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

CURRENT ANNUAL RIDER CHARGE: [0.70%]

MINIMUM CHARGE PERIOD: [October 31, 2007 - October 31, 2014]

MAXIMUM ANNUAL RIDER CHARGE: 1.75%

ANNUAL LIFETIME WITHDRAWAL BENEFIT PERCENTAGE:

SINGLE ANNUITANT AGE AT
    FIRST WITHDRAWAL
------------------------
CURRENT AGE   PERCENTAGE
-----------   ----------
   55-58         4.50%
   59-69         5.00%
   70-79         5.50%
     80+         6.00%

JOINT ANNUITANTS  AGE OF
 YOUNGEST ANNUITANT AT
    FIRST WITHDRAWAL
------------------------
CURRENT AGE   PERCENTAGE
-----------   ----------
  55-58          3.50%
  59-69          4.00%
  70-79          4.50%
    80+          5.00%

If only one annuitant is living at the time of your first withdrawal, the percentages shown above will be increased by [1%].

BENEFIT ALLOCATION MODEL:

100%   Conservative Allocation
100%   Moderate Allocation
100%   Diversified Income

CONSERVATIVE MODERATE BLEND

66%   Conservative Allocation
34%   Moderate Allocation

CONSERVATIVE I MODEL

40%   Bond
10%   High Income
18%   Large Cap Value
12%   Large Cap Growth
 5%   Mid Cap Value
 3%   Mid Cap Growth
 3%   Small Cap Value
 3%   Global Securities
 6%   International Stock

CONSERVATIVE R MODEL

 5%   Franklin Income Securities IV
10%   PIMCO VIT Global Bond Unhedged
10%   Franklin High Income IV
25%   PIMCO VIT Total Return
13%   Oppenheimer Main Street/VA Svc
16%   Van Kampen LIT Growth & Income
 4%   Van Kampen LIT Mid Cap Growth
 3%   Oppenheimer Main St Small
 3%   Mutual discovery Securities IV
 6%   Oppenheimer International Growth
 2%   AIM VI Global Real Estate
 3%   PIMCO VIT CommodityRealReturn

CONSERVATIVE C MODEL

25%   Ultra Bond
10%   Franklin High Income IV
10%   PIMCO VIT Global Bond Unhedged
 5%   PIMCO VIT Total Return
16%   Van Kampen LIT Growth & Income
10%   Large Cap Growth
 6%   Mid Cap Value
 2%   Mid Cap Growth
 2%   Oppenheimer Main St Small
 7%   International Stock
 2%   Oppenheimer International Growth
 2%   AIM VI Global Real Estate
 3%   PIMCO VIT CommodityRealReturn

CONSERVATIVE/MODERATE I MODEL

32%   Bond
 8%   High Income
17%   Large Cap Value
14%   Large Cap Growth
 7%   Mid Cap Value
 5%   Mid Cap Growth
 4%   Small Cap Value
 4%   Global Securities
 9%   International Stock

CONSERVATIVE/MODERATE R MODEL

 5%   Franklin Income Securities IV
 8%   PIMCO VIT Global Bond Unhedged
 8%   Franklin High Income IV
19%   PIMCO VIT Total Return
15%   Oppenheimer Main Street/VA Svc
15%   Van Kampen LIT Growth & Income
 6%   Van Kampen LIT Mid Cap Growth
 5%   Oppenheimer Main St Small Cap/VA Svc
 4%   Mutual discovery Securities IV
 9%   Oppenheimer International Growth
 2%   AIM VI Global Real Estate
 4%   PIMCO VIT CommodityRealReturn

CONSERVATIVE/MODERATE C MODEL

20%   Ultra Bond
 8%   Franklin High Income IV
 8%   PIMCO VIT Global Bond Unhedged
 4%   PIMCO VIT Total Return
16%   Van Kampen LIT Growth & Income
12%   Large Cap Growth
 7%   Mid Cap Value
 3%   Mid Cap Growth
 3%   Oppenheimer Main St Small
 8%   International Stock
 5%   Oppenheimer International Growth
 2%   AIM VI Global Real Estate
 4%   PIMCO VIT
      CommodityRealReturn

MODERATE I MODEL

24%   Bond
 6%   High Income
16%   Large Cap Value
16%   Large Cap Growth
 8%   Mid Cap Value
 7%   Mid Cap Growth
 5%   Small Cap Value
 7%   Global Securities
11%   International Stock

MODERATE R MODEL

 5%   Franklin Income Securities IV
 6%   PIMCO VIT Global Unhedged
 6%   Franklin High Income IV
13%   PIMCO VIT Total Return
17%   Oppenheimer Main Street/VA Svc
14%   Van Kampen LIT Growth & Income
 8%   Van Kampen LIT Mid Cap Growth
 6%   Oppenheimer Main St Small Cap/VA Svc
 7%   Mutual discovery Securities IV
11%   Oppenheimer International Growth
 3%   AIM VI Global Real Estate
 4%   PIMCO VIT CommodityRealReturn

MODERATE C MODEL

15%   Ultra Bond
 6%   Franklin High Income IV
 6%   PIMCO VIT Global Bond Unhedged
 3%   PIMCO VIT Total Return
16%   Van Kampen LIT Growth & Income
14%   Large Cap Growth
 7%   Mid Cap Value
 4%   Mid Cap Growth
 4%   Oppenheimer Main St Small
10%   International Stock
 8%   Oppenheimer International Growth
 3%   AIM VI Global Real Estate
 4%   PIMCO VIT CommodityRealReturn